UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 15, 2011

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Chief Accounting Officer

On September 15, 2011, the Board of Directors of Expedia, Inc. (“Expedia” or the “Company”) accepted the resignation of Michael B. Adler as the Company’s Chief Financial Officer and approved the appointment of Mark D. Okerstrom as Executive Vice President and Chief Financial Officer, each effective as of September 26, 2011. The Company had previously announced Mr. Adler’s intention to resign as Chief Financial Officer and Mr. Okerstrom’s selection as his successor.

Also on September 15, 2011, the Company’s Board of Directors accepted the resignation of Patricia L. Zuccotti as the Company’s Senior Vice President, Chief Accounting Officer and Controller and approved the appointment of Lance A. Soliday as Vice President, Chief Accounting Officer and Controller, each effective as of September 15, 2011. The Company had previously announced Ms. Zuccotti’s intention to retire as Chief Accounting Officer.

Mr. Okerstrom, age 38, has served as Expedia’s Senior Vice President of Corporate Development since February 2009. Mr. Okerstrom had previously served as Vice President, Corporate Development from February 2008 until February 2009 and as Senior Director, Corporate Development from the time he joined Expedia in October 2006 until February 2008. Prior to joining Expedia, Mr. Okerstrom was a consultant with Bain & Company in Boston and San Francisco, and worked with UBS Investment Bank in London. Prior to that, Mr. Okerstrom practiced as an attorney with the global law firm of Freshfields Bruckhaus Deringer in London. Mr. Okerstrom received an M.B.A. from Harvard Business School and a law degree from the University of British Columbia.

Mr. Soliday, age 39, has served as Expedia’s Senior Director, Financial Reporting since February 2009. Mr. Soliday had previously served as Expedia’s Director, Financial Reporting from December 2006 to February 2009 and as Director, Accounting Research from the time he joined Expedia in May 2006. Prior to joining Expedia, Mr. Soliday served in various accounting roles in the finance departments of Amazon.com, Inc. from September 2000 to April 2006 and of Microsoft Corporation from November 1999 to September 2000. Prior to joining Microsoft Corporation, Mr. Soliday served as an accountant with Deloitte & Touche LLP for four years. Mr. Soliday received his bachelor’s degree from Central Washington University and is a certified public accountant.

Neither Mr. Okerstrom nor Mr. Soliday has any family relationships with any director, executive officer, or person nominated or chosen by Expedia to become a director or executive officer of Expedia. Neither Mr. Okerstrom nor Mr. Soliday is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

On September 15, 2011, in connection with Mr. Okerstrom’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee and Section 16 Committee of the Company’s Board of Directors (the “Committees”) approved the following employment arrangements for Mr. Okerstrom, subject to Mr. Okerstrom entering into a new employment agreement consistent with such terms:

•	annual base salary of $425,000 and target bonus of 75% of base salary;

•	in the event that Mr. Okerstrom resigns for “good reason” or is terminated by the Company without “cause” (as those terms will be defined in Mr. Okerstrom’s employment agreement):

o	the Company will continue to pay Mr. Okerstrom’s base salary and will reimburse him for the monthly premiums of group health plan continuation coverage under COBRA, through the longer of the end of the term of his employment agreement or 12 months,

o	the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which termination of employment occurs,

o	contingent upon the satisfaction of any applicable performance conditions, all equity held by Mr. Okerstrom that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually), and

o

Mr. Okerstrom may exercise vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) for 18 months after termination of his employment or through the scheduled expiration date of the options, whichever is earlier; and

•	Mr. Okerstrom will be restricted from competing with the Company or soliciting its employees for a period of 18 months after termination of his employment.

On the same date, the Committees approved an award to Mr. Okerstrom of options to purchase 50,000 shares of Expedia common stock vesting annually over four years.

Also on September 15, 2011, the Committees approved the following separation arrangements for Mr. Adler, subject to Mr. Adler entering into a separation agreement consistent with such terms:

•

Mr. Adler will continue as an Expedia employee through January 31, 2012 at his current base salary, during which period Mr. Adler will provide services relating to the spin-off of Expedia’s TripAdvisor businesses and assistance with the transition of Expedia’s new Chief Financial Officer and Chief Accounting Officer;

•

the Company will continue to pay Mr. Adler his current base salary during the 11-month period following January 31, 2012, during which period the Company will waive its right to offset amounts earned by Mr. Adler from another employer;

•	the Company will pay Mr. Adler a 2011 bonus, pro rated for 9 months service, at the same time and at the same funding level as other corporate executive bonuses;

•	for the 17 months following January 31, 2012, the Company will reimburse Mr. Adler for the monthly premiums of group health plan continuation coverage under COBRA for him and his dependents; and

•

equity held by Mr. Adler that otherwise would have vested during the 12-month period following January 31, 2012, will vest following his execution (and non-revocation within 7 days) of a release agreement, and equity that would have vested during the 12-month period following January 31, 2013 will vest on the earlier of immediately prior to the completion of the spin-off of Expedia’s TripAdvisor businesses or November 15, 2011, subject to Mr. Adler’s assistance with the transition of Chief Financial Officer responsibilities.

Additionally, in connection with his appointment as the Company’s Chief Accounting Officer, Mr. Soliday’s annual base salary will be $195,000 and his target bonus will be 40% of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Burke F. Norton
Burke F. Norton
Executive Vice President and General Counsel

Dated: September 21, 2011